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                                                                       EXHIBIT 3

                                  B Y L A W S

                          IP FOREST RESOURCES COMPANY

                           AS AMENDED APRIL 11, 1995

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                                   I N D E X

       INDEX                                                            PAGE

ARTICLE I.           OFFICES
       Section        1.  Principal Office.............................   1
       Section        2.  Registered Office............................   1
       Section        3.  Other Offices................................   1

ARTICLE II.          STOCKHOLDERS' MEETINGS
       Section        1.  Annual Meeting...............................   1
       Section        2.  Special Meetings.............................   1
       Section        3.  Notice of Meetings and Adjourned Meetings....   1
       Section        4.  Quorum.......................................   1
       Section        5.  Organization.................................   2
       Section        6.  Voting.......................................   2
       Section        7.  Stockholders Entitled to Vote................   2
       Section        8.  Order of Business............................   2
       Section        9.  Action by Written Consent....................   2

ARTICLE III.         DIRECTORS
       Section        1.  Management...................................   3
       Section        2.  Number and Term..............................   3
       Section        3.  Quorum and Manner of Action..................   3
       Section        4.  Vacancies....................................   3
       Section        5.  Resignations.................................   3
       Section        6.  Removals.....................................   3
       Section        7.  Annual Meetings..............................   3
       Section        8.  Regular Meetings.............................   4
       Section        9.  Special Meetings.............................   4
       Section       10.  Organization of Meetings.....................   4
       Section       11.  Place of Meetings............................   4
       Section       12.  Compensation of Directors....................   4
       Section       13.  Action by Unanimous Written Consent..........   4
       Section       14.  Participation in Meetings by Telephone.......   4

ARTICLE IV.          COMMITTEES OF THE BOARD
       Section        1.  Membership and Authorities...................   4
       Section        2.  Minutes......................................   4
       Section        3.  Vacancies....................................   5
       Section        4.  Telephone Meetings...........................   5
       Section        5.  Action Without Meeting.......................   5

ARTICLE V.           OFFICERS

       Section        1.  Number and Title.............................   5
       Section        2.  Term of Office; Vacancies....................   5
       Section        3.  Removal of Elected Officers..................   5
       Section        4.  Resignations.................................   5
       Section        5.  The Chairman of the Board....................   5
       Section        6.  Chief Executive Officer......................   5
       Section        7.  President....................................   6
       Section        8.  Vice Presidents..............................   6

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ARTICLE V.           OFFICERS (cont'd.)
       Section        9.  Secretary....................................   6
       Section       10.  Treasurer....................................   6
       Section       11.  Controller...................................   6
       Section       12.  Chief Tax Officer............................   6
       Section       13.  Auditor......................................   6
       Section       14.  Assistant Secretaries........................   6
       Section       15.  Assistant Treasurers.........................   7
       Section       16.  Subordinate Officers.........................   7
       Section       17.  Salaries and Compensation....................   7

ARTICLE VI.          INDEMNIFICATION
       Section        1.  Indemnification of Directors and Officers....   7

ARTICLE VII.         CAPITAL STOCK
       Section        1.  Certificates of Stock........................   8
       Section        2.  Lost Certificates............................   9
       Section        3.  Fixing Date for Determination of Stockholders   9
                            of Record for Certain Purposes.............   9
       Section        4.  Dividends....................................   9
       Section        5.  Registered Stockholders......................   9
       Section        6.  Transfer of Stock............................   9
       Section        7.  Transfer to Voting Trust.....................   9
       Section        8.  Stockholders' Agreement......................  10
       Section        9.  Restriction on Transfer......................  10
       Section       10.  Repurchase of Shares.........................  10
       Section       11.  Additional Stockholders......................  11

ARTICLE VIII.        MISCELLANEOUS PROVISIONS
       Section        1.  Corporate Seal...............................  11
       Section        2.  Fiscal Year..................................  11
       Section        3.  Checks, Drafts, Notes........................  11
       Section        4.  Notice and Waiver of Notice..................  11

ARTICLE IX.          AMENDMENTS
       Section        1.  Amendment....................................  11

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                          IP FOREST RESOURCES COMPANY
                                  B Y L A W S

                                   ARTICLE I
                                    OFFICES


     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in the County of Westchester, State of New York.

     SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

     SECTION 3. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETING. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, commencing with the year 1985, on the second Tuesday in April, if not a legal holiday, or if a legal holiday, then on the next succeeding business day. Such meeting may be held within or without the State of Delaware.

     SECTION 2. SPECIAL MEETINGS. In addition to such special meetings as are provided by law or the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock, for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     SECTION 3. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Except as otherwise provided by law, written notice of any meeting of Stockholders shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat. Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.


     SECTION 4. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at

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any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 5. ORGANIZATION. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the Chairman, shall act as secretary of all meetings of the Stockholders.

     SECTION 6.  VOTING.  Each Stockholder of record, as determined pursuant to
Section 7 of this Article II, and who is entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation. Every Stockholder entitled to vote at any Stockholders' meeting may authorize another person or persons to act for him by proxy duly appointed by instrument in writing subscribed by such Stockholder and executed not more than three (3) years prior to the meeting, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. The attendance at any meeting of a Stockholder who may have theretofore given a proxy shall not have the effect of revoking such proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Election of directors shall be by written ballot but, unless otherwise provided by law, no vote on any question before the meeting need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, all elections of directors and all other matters before the Stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes may be cumulated as provided in the Certificate of Incorporation.


     SECTION 7. STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of Section 9 of this Article II, not more than sixty (60) days prior to such action, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at, such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the Chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

     SECTION 9. ACTION BY WRITTEN CONSENT. Unless otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent.

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                                  ARTICLE III
                                   DIRECTORS

     SECTION 1. MANAGEMENT. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

     SECTION 2.  NUMBER AND TERM.  The Board of Directors shall consist of five
(5) members who shall be elected annually by the Stockholders except as provided in Section 4 of this Article III. From and after five (5) days following the occurrence of a Triggering Event (as such term is defined in the Certificate of Incorporation), each Director must be a holder of Class B Common Stock to qualify as a Director.

     SECTION 3. QUORUM AND MANNER OF ACTION. At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 4. VACANCIES. Except as otherwise provided by law and the Certificate of Incorporation, in the case of any vacancy in the Board of Directors, however created, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board although less than a quorum, or by a sole remaining director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein. Directors so chosen or elected shall hold office for the remaining term of the directorship to which appointed. Any director elected or chosen as provided herein shall serve for the unexpired term of office or until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 5. RESIGNATIONS. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date. Acceptance of any resignation shall not be necessary to make it effective.

     SECTION 6. REMOVALS. The entire Board of Directors may be removed with or without cause, and other persons may be elected to serve for the remainder of their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. If less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. In case any vacancy so created shall not be filled by the Stockholders at the meeting at which the vacancy is created, such vacancy may be filled by the directors as provided in Section 4 of this Article III.

     SECTION 7. ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 9 of this Article III for special meetings of the Board of Directors or in a waiver of notice thereof.

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     SECTION 8.  REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.


     SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President at any time, or by the Secretary on the written request of one-third ( 1/3) of the members of the whole Board stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by the Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws and, unless limited by law, the Certificate of Incorporation or by these Bylaws, any and all business may be transacted at a special meeting.

     SECTION 10. ORGANIZATION OF MEETINGS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided by these Bylaws or required by law.

     SECTION 11. PLACE OF MEETINGS. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

     SECTION 12. COMPENSATION OF DIRECTORS. Directors shall be entitled to reasonable compensation for their services. They may be paid a fixed salary and may also receive a fee for attendance at any meeting of the Board of Directors or of any Committee of the Board. The amount of compensation shall be determined by resolution of the Board. Nothing herein contained shall preclude any director from serving in any other capacity and receiving compensation therefor.

     SECTION 13. ACTION BY UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     SECTION 14. PARTICIPATION IN MEETINGS BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

                                   ARTICLE IV
                            COMMITTEES OF THE BOARD

     SECTION 1. MEMBERSHIP AND AUTHORITIES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate two
(2) or more Directors to constitute an Executive Committee and such other committees as the Board may determine, each of which committees, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     SECTION 2. MINUTES. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required.

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     SECTION 3.  VACANCIES.  The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to dissolve any committee.

     SECTION 4. TELEPHONE MEETINGS. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 5. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE V
                                    OFFICERS

     SECTION 1. NUMBER AND TITLE. The Chief Executive Officer, the President, the Secretary and the Treasurer shall be chosen by the Board of Directors. The Chief Executive Officer, in addition to the powers and duties set forth below, shall have the authority, subject to quarterly review of the Board of Directors, to designate one or more Vice Presidents, a Controller, a Chief Tax Officer, an Auditor, Assistant Secretaries and/or Assistant Treasurers of the Corporation. One person may hold any two or more of these offices, except that no one person may hold both the offices of President and Secretary or of President and Treasurer.

     SECTION 2. TERM OF OFFICE; VACANCIES. So far as is practicable, the election of officers by the Board of Directors shall take place at the annual meeting of the Board of Directors following the annual meeting of shareholders in each year, except as otherwise provided in this Article V, Section 1, and shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All officers holding office pursuant to Section 1 of Article V shall hold office at the pleasure of the Board of Directors or the Chief Executive Officer. If any vacancy shall occur in any office, as set forth in Article V, Section 1, the Board of Directors may elect or the Chief Executive Officer may appoint, a successor to fill such vacancy for the remainder of the term of said office.

     SECTION 3. REMOVAL OF OFFICERS. Any officer elected or appointed in accordance with Article V, Section 1, may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose or at the discretion of the Chief Executive Officer of the Corporation.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time upon written notice of resignation to the Chief Executive Officer, President or Secretary of the Corporation. Any resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He shall keep the Board of Directors fully informed and shall freely consult with the Board concerning the business of the Corporation. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors.

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     SECTION 7.  PRESIDENT.  The President shall have such powers and perform such duties as may, from time to time, be specified by the Board of Directors or by the Chief Executive Officer of the Corporation. He shall be subject to the control of the Board of Directors and to the powers of the Chief Executive Officer of the Corporation.

     SECTION 8. VICE PRESIDENTS. The several Vice Presidents shall have such powers and duties as may be assigned to them by these By-laws and as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer of the Corporation and may sign, with any other proper officer, certificates for shares of the Corporation.

     SECTION 9. SECRETARY. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform the duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of Secretary or as may be prescribed by the Board of Directors or the Chief Executive Officer under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors or the Chief Executive Officer may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

     SECTION 10. TREASURER. The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of the Treasurer, or as may be prescribed by the Board of Directors or the Chief Executive Officer. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of his duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 11. CONTROLLER. The Controller shall be the accounting officer of the Corporation. He shall keep adequate and correct accounts of the Corporation's business transactions (except those kept by the Treasurer as herein provided), including accounts of its assets, liabilities, gains, losses, stated capital and shares. He shall prepare and lay before the stockholders' meetings the data referred to herein, and shall mail copies of such data as required to any stockholder requesting same. He shall have such other powers and perform such other duties as are assigned to or vested in him by the Board of Directors or the Chief Executive Officer.

     SECTION 12. CHIEF TAX OFFICER. The Chief Tax Officer shall have responsibility for all tax matters of the Corporation, subject to control of the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time direct.

     SECTION 13. AUDITOR. If an Auditor shall have been elected, he shall have full charge of the auditing of all accounts of every kind, subject to the control of the Board of Directors or the Chief Executive Officer, and shall also perform such other duties as the Board of Directors or the Chief Executive

Officer of the Corporation may from time to time direct.

     SECTION 14. ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the Chief Executive Officer shall exercise the powers of the Secretary during that officer's absence or inability to act.

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     SECTION 15.  ASSISTANT TREASURERS.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. The Assistant Treasurer or such other person designated by the Chief Executive Officer shall exercise the power of the Treasurer during that officer's absence or inability to act.

     SECTION 16. SUBORDINATE OFFICERS. Each of the Board of Directors and the Chief Executive Officer shall have the authority to (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may, from time to time, determine in accordance with this Article V, or (b) delegate to any committee or other authorized officer pursuant to Article V, Section 1, the power to appoint any such subordinate officers or agents.

     SECTION 17. SALARIES AND COMPENSATION. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 16 of this Article V.

                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) The Corporation shall indemnify any person who was or is a witness or a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a witness, a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) and amounts paid in settlement, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and if, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided, however, that no indemnification shall be made under this subsection
(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to the indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

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
     (c) Any indemnification under subsections (a) or (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel, selected by the Board of Directors; or (3) by the Stockholders. In the event a determination is made under this subsection (c) that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

     (d) Expenses incurred in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article VI.

     (e) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled under any law, the Certificate of Incorporation, agreement, vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     (f) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                                  ARTICLE VII
                                 CAPITAL STOCK

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directaors. The certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certficate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate, the Board of Directors may in its discretion as a condition precedent to the issue thereof require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     SECTION 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such case, only such Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     (b) If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 5. REGISTERED STOCKHOLDERS. Except as expressly provided by law, the Certificate of Incorporation and these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     SECTION 6. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys, and upon such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

     SECTION 7. TRANSFER TO VOTING TRUST. Each person who purchases shares of Class B Common Stock of the Corporation at any time after the occurrence of a Triggering Event shall execute and become a party to a voting trust agreement among the Corporation, all of the holders of Class B Common Stock and the trustee of the voting trust substantially in the form appended hereto from time to time as Exhibit 'A' ('Voting Trust Agreement'). Each of the persons who purchases any such shares shall deposit the certificates for the shares with the trustee of the voting trust pursuant to the Voting Trust Agreement and shall be issued a voting trust certificate ('Voting Trust Certificate') representing the issuee's beneficial interest in the shares deposited.

     SECTION 8. STOCKHOLDERS' AGREEMENT. Each person who purchases shares of Class B Common Stock of the Corporation at any time after the occurrence of a Triggering Event shall execute and become a party to a stockholders' agreement among the Corporation, all of the holders of Class B Common Stock and the voting trust substantially in the form appended hereto from time to time as Exhibit 'B' ('Stockholders' Agreement'), pursuant to which the transfer of shares of the Corporation will be restricted.

     SECTION 9. RESTRICTION ON TRANSFER. Except as set forth in these Bylaws, the Certificate of Incorporation, the Voting Trust Agreement or the Stockholders' Agreement, no holder of Class B Common Stock or holder of a Voting Trust Certificate shall sell, directly or indirectly, assign, transfer, convey, pledge, hypothecate, give a security interest in, encumber, give, or otherwise dispose or attempt to dispose of any of the shares of Class B Common Stock of the Corporation or any interest therein, including any interest represented by a Voting Trust Certificate. Any purported sale or other transfer of any shares of Class B Common Stock, any Voting Trust Certificate or any interest therein contrary to these Bylaws, the Certificate of Incorporation, the Voting Trust Agreement or the Stockholders' Agreement shall be null and void and the purported purchaser or other transferee shall acquire no interest whatsoever in the shares or Voting Trust Certificate.

     SECTION 10. REPURCHASE OF SHARES. (a) At any time after the occurrence of a Triggering Event, any of the following events will constitute a 'Transfer Event' as to any stockholder (other than the trustee of the voting trust in its capacity as trustee) or holder of a Voting Trust Certificate:


          (i) that person ceases to be a director of the Corporation for any reason;

          (ii) that person fails to re-execute the Voting Trust Agreement, as provided in the Voting Trust Agreement, as it may be amended from time to time;

          (iii) any shares of that person are levied upon under a writ of execution, become subject to sale under any legal process, are transferred or ordered to be transferred to or for the benefit of any person or entity as a result of or in connection with any final property settlement or judgment incident to a divorce, dissolution of marriage or separation or are transferred or ordered to be transferred to any person by decree of distribution or other court order in proceedings arising from the death of the spouse of that person (on and as of the date of such levy, legal process, settlement, judgment, decree or order);

          (iv) a transfer or attempted or purported transfer in violation of
     Section 9 of this Article VII occurs;

          (v) that person's spouse fails to sign any consent which may be required; or

          (vi) that person materially breaches the Stockholders' Agreement or the Voting Trust Agreement.

     (b) Upon the occurrence of any Transfer Event:

          (i) the stockholder or holder of the Voting Trust Certificate shall promptly notify the Corporation of the Transfer Event;

          (ii) the beneficial owner of the shares subject to the Transfer Event shall resign immediately as a director of the Corporation; and

          (iii) the Corporation shall purchase (or otherwise direct the sale of) all shares owned by the stockholder or holder of a Voting Trust Certificate in accordance with Sections 10(c) and 10(d) of this Article VII within one calendar month from the Transfer Event and the Corporation shall use its best efforts to repurchase (or otherwise direct the sale of) such shares as soon as possible after the Transfer Event.

     (c) The Corporation shall repurchase the shares of a stockholder as follows:

          (i) The purchase price per share repurchased by the Corporation shall be $100.00 per share, as adjusted to reflect splits, recapitalizations or like events.

          (ii) Subject to Section 10(b)(iii) of this Article VII the shares shall be repurchased at such time or times as the Corporation shall determine. In connection with any such repurchase the stockholder or holder of a Voting Trust Certificate shall immediately cause his or her shares which are being repurchased to be withdrawn from the voting trust and surrendered to the Corporation for cancellation.

     (d) Notwithstanding anything to the contrary herein, the Corporation may approve or require the sale of the shares by the beneficial owner of the shares directly to his or her successor as director at a price equal to that set forth in Section 4.3(a)(i) of the Stockholders' Agreement.

     SECTION 11. ADDITIONAL STOCKHOLDERS. Any person who becomes a director and thereupon acquires shares of Class B Common Stock of the Corporation shall contribute all of such shares to the voting trust described in Section 7 of this
Article VII, and shall execute and become a party to the Voting Trust Agreement, the Stockholders' Agreement and any other agreement among all of the holders of Class B Common Stock or Voting Trust Certificates.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     SECTION 1. CORPORATE SEAL. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1 and end on the next following December 31.

     SECTION 3. CHECKS, DRAFTS, NOTES. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

     SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Certificate of Incorporation or these Bylaws it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid (unless prior to the mailing of such notice he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in the request), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or other form of recorded communication or by personal delivery or by telephone. Whenever notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                   ARTICLE IX
                                   AMENDMENTS

     SECTION 1. AMENDMENT. Except as otherwise expressly provided in a bylaw adopted by the Stockholders as hereinafter provided, the directors, by the affirmative vote of a majority of the entire Board and without the assent or vote of the Stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by affirmative vote of the holders of not less than a majority of the shares of stock of the Corporation entitled to vote for the election of directors, considered for purposes of this Article IX as one class.